As filed with the Securities and Exchange Commission on August 4, 2006
                                                              File No. 333-_____
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
             (Exact name of registrant as specified in its charter)

           Delaware                                     62-0721803
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

     55 East Camperdown Way, P.O. Box 1028, Greenville, South Carolina 29602
                                 (864) 271-7733
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

        Bowater Incorporated 2006 Stock Option and Restricted Stock Plan
                            (Full title of the plan)

                                Ronald T. Lindsay
                Sr. Vice President-General Counsel and Secretary
                              Bowater Incorporated
                      55 East Camperdown Way, P.O. Box 1028
                        Greenville, South Carolina 29602
                                 (864) 271-7733
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                               Proposed             Proposed
                                                               Maximum              Maximum
Title of Securities to be Registered     Amount to be       Offering Price         Aggregate            Amount of
                                        Registered (1)      Per Share (2)      Offering Price (2)   Registration Fee
------------------------------------- ------------------- ------------------- --------------------- ------------------
------------------------------------- ------------------- ------------------- --------------------- ------------------

Common Stock, $1.00 par value          3,000,000 shares       $20.195            $60,585,000          $6,482.60

===================================== =================== =================== ===================== ==================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover additional shares of the Registrant's Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of determining the registration fee on the basis of the average of the high ($20.42) and low prices ($19.97) for the Common Stock as reported on the New York Stock Exchange on JAugust 1, 2006.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The  information  required  by Part I of Form  S-8 to be  contained  in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Bowater Incorporated (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934 ("Exchange Act"), are incorporated by reference in this Registration Statement.

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 13, 2006;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 10, 2006;

     (c) The Registrant's Current Reports on Form 8-K filed with the Commission on January 26, 2006; January 30, 2006; April 10, 2006; April 27, 2006; May 10,
2006; May 15, 2006; May 31, 2006; and amendments thereto on Form 8-K/A, filed on March 2, 2006; and

     (d) The description of the Registrant's Common Stock, $1.00 par value per share contained in its Registration Statement on Form S-3 (No. 33-51569), including Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (No. 333-57839) and any other amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such document (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

     The validity of the shares of Common Stock offered hereby will be reviewed for the Company by Ronald T. Lindsay, Senior Vice President - General Counsel and Secretary of the Company. As of July 13, 2006, Mr. Lindsay owned options to purchase 30,020 shares of the Company's Common Stock and 6,632 stock units that have certain restrictions on their sale and transfer.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which such action or suit was brought determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

     The Registrant's Bylaws provide generally that the Registrant shall indemnify its present and past directors and officers to the fullest extent permitted by the laws of Delaware as they may exist from time to time. Directors and officers of the Registrant and its subsidiaries are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal. The Registrant's Bylaws also provide that indemnification thereunder is not exclusive, and the Registrant may agree to indemnify any person as provided therein. The Registrant is a party to indemnification agreements with its directors and officers. The agreements provide that the Registrant will indemnify such directors and officers to the fullest extent permitted by applicable law, and require the Registrant to maintain directors' and officers' liability insurance at the level in effect when the relevant indemnification agreement was executed and to advance expenses upon the request of an officer or director.

     The Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be held personally liable to the Registrant or its stockholders for monetary damages arising from certain breaches of their fiduciary duties. The provision does not insulate directors from personal liability for (i) breaches of their duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not taken in good faith or that involve intentional misconduct or knowing violation of law, (iii) transactions in which the director derives any improper personal benefit or (iv) unlawfully voting to pay dividends or to repurchase to redeem stock.

     The Registrant maintains insurance policies providing for indemnification of directors and officers and for reimbursement to the Registrant for monies which it may pay as indemnity to any director or officer, subject to the conditions and exclusions of the policies and specified deductible provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant's articles of incorporation, by-laws or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on August 4, 2006.


                                       BOWATER INCORPORATED
                                       (Registrant)

                                       By:  /s/ David J. Paterson
                                           -------------------------------------
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                           Date

/s/ David J. Paterson                     President and Chief Executive Officer                 August 4, 2006
------------------------------------      (principal executive officer)
David J. Paterson

/s/ William G. Harvey                     Senior Vice President and Chief Financial Officer     August 4, 2006
------------------------------------      (principal financial officer)
William G. Harvey

/s/ Joseph B. Johnson                     Vice President and Controller                         August 4, 2006
------------------------------------      (principal accounting officer)
Joseph B. Johnson

         *                                Director                                              August 4, 2006
-------------------------
Richard B. Evans

                                          Director                                              August __, 2006
-------------------------
Gordon D. Giffin

         *                                Director                                              August 4, 2006
-------------------------
Ruth R. Harkin

                                          Director                                              August __, 2006
-------------------------
L. Jacques Menard

         *                                Director                                              August 4, 2006
-------------------------
Arnold M. Nemirow

         *                                Director                                              August 4, 2006
-------------------------
Douglas A. Pertz

         *                                Director                                              August 4, 2006
-------------------------
John A. Rolls

                                          Director                                              August 4, 2006
-------------------------
          *
Arthur R. Sawchuk

                                          Director                                              August 4, 2006
-------------------------
          *
Bruce W. Van Saun

         *                                Director                                              August 4, 2006
-------------------------
Togo D. West Jr.

     *Ronald T. Lindsay, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.

                                           By:  /s/ William G. Harvey
                                               --------------------------------
                                                William G. Harvey,
                                                Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit
Number                 Description of Document

4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement No. 333-018168).

4.2 Bylaws of the Registrant amended as of July 27, 2005 (incorporated by reference to the 8-K dated July 27, 2005).

4.3  Bowater   Incorporated   2006  Stock  Option  and  Restricted   Stock  Plan
     (incorporated by reference from Appendix A to Registrant's Proxy Statement No. 001-08712).

5    Opinion of Counsel.

23.1 Consent of Counsel (included in opinion filed in Exhibit 5).

23.2 Consent of KPMG LLP.

24   Powers of Attorney.